Exhibit 10.3(a)

AMENDMENT TO
PENN NATIONAL GAMING, INC.
2018 LONG TERM INCENTIVE COMPENSATION PLAN

This Amendment (the “Amendment”) amends the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation (the “Plan”), effective December 27, 2019.
RECITALS
The Board of Directors of Penn National Gaming, Inc. has approved this Amendment to the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The definition of “Director” in Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following language:
“Director. A member of the Board who is not also and employee of the Company or any Subsidiary, and, for purposes of this Plan, any director emeritus or chairman emeritus.”

2.	The definition of “Board” in Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following language:
“Board. The Board of Directors of the Company, as it may be constituted from time to time. For the avoidance of doubt, the Board shall not include any director emeritus or chairman emeritus.”

3.	Except as amended as set forth in this Amendment, the Plan remains in full force and effect.

4.	This Amendment shall be governed by and construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.